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                                                                   EXHIBIT 99.6A



                         FORM OF DISTRIBUTION AGREEMENT
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                             DISTRIBUTION AGREEMENT

December 3, 1990


ND Capital, Inc.
201 South Broadway
Minot, ND 58701

Dear Sirs:

    This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, ND Insured Income Fund, Inc. (the "Fund"), an open-end, non-diversified, management investment company organized as a corporation under the laws of the State of North Dakota, has agreed that ND Capital, Inc. ("Capital"), shall be, for the period of this Agreement, the principal underwriter of shares issued by the Fund (the "Shares").

          1.     Services as Underwriter

         1.1 Capital will act as principal underwriter for the distribution of the Shares covered by the registration statement, prospectus, and statement of additional information then in effect (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         1.2 Capital agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

         1.3 All activities by Capital as underwriter of the Shares shall comply with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934.

         1.4 Capital will provide one or more persons during normal business hours to respond to telephone questions concerning the Fund.

         1.5 Capital acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic, or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.



     1.6 Capital shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Fund. Capital will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.
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     1.7    Capital shall retain the sales charge resulting from the sale of
Fund Shares from which it shall allow discounts from the applicable   public
offering price to investment dealers. The usual discount allowed to dealers is set forth in the following table. Upon notice to all dealers with whom it has sales agreements, Capital may reallow up to the full applicable sales charge as shown in the table during periods or for transactions specified in such notice, and such reallowances may be based upon attainment of minimum sales levels.

                                                                Sales Charge
                                                                                         Allowed to
                                            As a                    As a               Dealers as a
                                   Percentage of           Percentage of              Percentage of
                                   Offering Price        Net Asset Value              Offering Price
Amount of Purchase
Less than $100,000                                         4.50%        4.71%              4.00%
$100,000 but less than 250,000                             3.50%        3.63%              3.00%
$250,000 but less than 500,000                             2.50%        2.56%              2.25%
$500,000 but less than 1,000,000                           2.00%        2.04%              1.75%
$1,000,000 and over                                         .1O%         .10%               .10%
'Rounded to the nearest one-hundredth percent

     1.8 Capital shall also provide information and administrative services for Fund shareholders and may enter into arrangements with various financial services firms, such as broker-dealer firms or banks ("firms"), that provide services and facilities for their customers or clients who are shareholders of the Fund. Such administrative services and assistance may include, but are not limited to, establishing and maintaining shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Fund, and such other services as may be agreed upon from time to time and permitted by applicable statute, rule, or regulation. Capital, shall bear all of its expenses of providing such services, including the payment of any service fees. In return, the Fund shall pay Capital a fee, payable monthly, at the annual rate of .10 of 1% of average daily net assets of the Fund. Capital, in turn, shall pay each firm a service fee at an annual rate of up to
 .10 of 1% of net assets of those accounts in the Fund that it maintains and services. A firm becomes eligible for the service fee based on assets in the accounts in the month following the month of purchase, and the fee continues until terminated by Capital or the Fund. The fees shall be calculated monthly and paid quarterly. Capital may provide some of the above services and may retain any portion of the fee not paid to firms to compensate itself for administrative functions performed for the Fund. The administrative service fee payable to Capital shall be based only upon Fund assets in accounts for which there is a firm listed on the Fund's records. The effective administrative service fee rate to be charged against all assets of the Fund

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while this procedure is in effect will depend upon the proportion of Fund assets that is in accounts for which there is a firm of record. The administrative service fee may be increased to an annual rate of .25 of 1% of average daily net assets in the discretion of the Board of Directors and without shareholder approval.

         1.9 Capital will bear all expenses in connection with the performance of its services and the incurring of distribution expenses under this Agreement. For purposes of this Agreement, "distribution expenses" of Capital shall mean all expenses borne by Capital or by any other person with which Capital has an agreement approved by the Fund, which expenses represent payment for activities primarily intended to result in the sale of Shares, including, but not limited to, the following:

          (a) payments made to, and expenses of, persons who provide support services in connection with the distribution of Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing any other shareholder services;

          (b) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine, and other mass media advertising;

          (c) costs of printing and distributing prospectuses and reports of the Fund to prospective shareholders of the Fund;

          (d) costs involved in preparing, printing, and distributing sales literature pertaining to the Fund; and

          (e) costs involved in obtaining whatever information, analyses, and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable;

except that distribution expenses shall not include any expenditures in connection with services which Capital, any of its affiliates, or any other person has agreed to bear without reimbursement.

         1.10 Capital shall prepare and deliver reports to the Treasurer of the Fund and to the Investment Adviser on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement and the purposes therefor, as well as any supplemental reports as the Directors, from time to time, may reasonably request.

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     2.     Duties of the Fund

         2.1 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information, and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Capital may designate.

         2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Fund and its Shares as Capital may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish Capital upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semi-annual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities in the portfolio of the Shares, (e) monthly balance sheets as soon as practicable after the end of each month, and (f) from time to time such additional information regarding the Fund's financial condition as Capital may reasonably request.

          3.     Representations and Warranties

          The Fund represents to Capital that all registration

statements, prospectuses, and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares of the Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement," "prospectus," and "statement of additional information" shall mean any registration statement, prospectus, and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Fund represents and warrants to Capital that any registration statement, prospectus, and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act, and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus, or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information will include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. Capital may, but shall not be obligated to, propose from time to time such amendment or amendments to

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any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Capital's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from Capital to do so, Capital may, at is option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Capital reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     4.     Indemnification

         4.1 The Fund authorizes Capital and any dealer with whom Capital has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Fund from time to time in connection with the sale of Shares. The Fund agrees to indemnify, defend, and hold Capital, its several officers and directors, and any person who controls Capital within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which Capital, its officers and directors, or any such controlling person may incur under the 1933 Act, the 1940 Act, or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus, or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Fund's agreement to indemnify Capital, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities, or expenses arising out of or based upon any statements or representations made by Capital or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus, or statement of additional information and in such financial and other statements as are furnished to Capital pursuant to paragraph 2.2 hereof; and further provided that the Fund's agreement to indemnify Capital and the Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which Capital would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of Capital's reckless disregard of its obligations and duties under this

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Agreement. The Fund's agreement to indemnify Capital, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against Capital, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in Minot, North Dakota, and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this paragraph
4.1. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Capital, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This Agreement of indemnity will insure exclusively to Capital's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify Capital promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issuance and sale of any Shares.

          4.2 Capital agrees to indemnify, defend, and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or directors, or any such controlling person may incur under the 1933 Act, the 1940 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors, or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements, or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Capital to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Capital to the Fund and required to be stated in such answers or necessary to make such information not misleading. Capital's agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Capital's being notified of any action brought against the Fund, its officers or di-

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

rectors, or any such controlling person, such notification be given by letter or telegram addressed to Capital at its principal office in Minot, North Dakota, and sent to Capital by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify Capital of any such action shall not relieve Capital from any liability that Capital may have to the Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Capital's indemnity agreement contained in this paragraph 4.2. Capital agrees to notify the Fund promptly of the commencement of any litigation or proceedings against Capital or any of its officers or directors in connection with the issuance and sale of any Shares.

          4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expanses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in tile conduct of the defense of such action.

     5.     Effectiveness of Registration

          None of the Shares shall be offered by either Capital or

the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund's prospectus, statement of additional information, or articles of incorporation.

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

     6.   Notice to Capital

          The Fund agrees to advise Capital immediately in  writing:

          (a) of any request by the SEC for amendments to the registration statement, prospectus, or statement of additional information then in effect or for additional information;

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus, or statement of additional information then in effect or the initiation of any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus, or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus, or statement OF additional information in order to make the statements therein not misleading; and

          (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus, or statement of additional information which may from time to time be filed with the SEC.

     7.   Term of Agreement

          This Agreement shall continue until December 3, 1992, and thereafter shall continue automatically for successive annual periods ending on December 3 of each year, provided such continuance is specifically approved at least annually by (a) the Fund's Board of Directors and (b) a vote of a majority (as defined in the 1940 Act) of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in this Agreement (the "Qualified Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Fund, without penalty, (a) on 60 days' written notice, by vote of a majority of the Qualified Directors or by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or (b) on 90 days' written notice by Capital. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     8.   Miscellaneous

         8.1 The Fund recognizes that directors, officers, and employees of Capital may from time to time serve as directors, officers, and employees of corporations and business trusts (including other investment companies) and that Capital or its

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affiliates may enter into distribution or other agreements with such other corporations and trusts.

         8.2 It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the directors, shareholders, nominees, officers, agents, or employees of the Fund, personally, but bind only the property of the Fund. The execution and delivery of this Agreement have been authorized by the Directors and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Director nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund.

         8.3 This Agreement shall be construed in accordance with the laws of the State of North Dakota.

         8.4 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

         8.5 This Agreement may not be amended or modified in any manner except by both parties with the same formality as this Agreement and as may be permitted or required by the 1940 Act.

         8.6 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth herein.

                              ND INSURED INCOME FUND, INC.


                              By: /Robert E. Walstad

                              Title: President

                              Date: December 3, 1990

Accepted:

ND CAPITAL, INC.
By: Robert E. Walstad
Title: President
Date: December 3, 1990

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